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EXHIBIT 99.1

[iLinc Communications logo]



CONTACT:          JAMES M. POWERS, JR.
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (602) 952-1200
                    OR
                  DAVID J. IANNINI
                  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                  (602) 952-1200


                   ILINC COMMUNICATIONS ANNOUNCES FISCAL 2005
                       FOURTH QUARTER AND YEAR-END RESULTS


FISCAL YEAR 2005 HIGHLIGHTS

     o   Increased revenue 76% over prior year
     o   Completed over 1,000 sales transactions with new and existing customers
     o Added audio conferencing as a product line through acquisition providing additional revenues and access to new synergistic customer base

FOURTH QUARTER HIGHLIGHTS

     o   Increased revenue 95% over prior year's 4th quarter
     o   Achieved positive EBITDA from continuing operations
     o Reduced loss from continuing operations 29% over prior year's 4th quarter and 33% over the prior quarter
     o Added approximately 300 new customers in 4th quarter alone, supporting growth in license and per-minute usage base

PHOENIX, Arizona (July 1, 2005) - iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich and secure Web conferencing and integrated audio conferencing solutions, today announced its results for fiscal 2005 fourth quarter and year ended March 31, 2005.

For the three months ended March 31, 2005, total revenues increased 95% to $3.1 million as compared with total revenues of $1.6 million for the three months ended March 31, 2004. The Company reported a net loss available to common shareholders of $949,000 for the three months ended March 31, 2005 or $0.04 per basic and diluted share. For the three months ended March 31, 2005, loss from continuing operations was reduced to $782,000 as compared to a loss from continuing operations of $1,094,000 for the three months ended March 31, 2004.

For the 12 months ended March 31, 2005, total revenues increased 76% to $10.4 million as compared with total revenues of $5.9 million for the 12 months ended March 31, 2004. The Company reported a net loss available to common shareholders of $5.4 million for the 12 months ended March 31, 2005 or $0.23 per basic and diluted share, as compared with a net loss for the twelve months ended March 31, 2004 of $2.3 million or $0.14 per basic and diluted share.

ILC Announces Fourth Quarter and Year-End Results
Page 2
July 1, 2005


Commenting on the financial results, James M. Powers, Jr., president and chief executive officer of iLinc Communications, said, "In the first three quarters of fiscal 2005, we took steps to strengthen our direct sales team and our indirect sales channel with continued investment in sales and marketing. Much of the significant increase in sales in the fourth quarter of fiscal 2005 is the direct result of that investment and our marketing strategy. Because of the robust feature set of our software, our Advanced Encryption Standard (AES) Security and our unique licensing model, we continue to win new customers from our competitors. We are successfully cross-selling our products, with 33% of customer sales including both audio and Web products in FY2005, and 39% of customer sales in Q4 including both audio and Web products. We also increased sales from our existing customer base, further validating our up-selling and cross-selling sales strategy. We believe that we will see continued sales growth from an existing pipeline of new opportunities."

David J. Iannini, senior vice president and chief financial officer of iLinc Communications, commented, "As we see continuing improvement in revenues we expect continued positive trends in operating income and EBITDA that we believe will ultimately lead to profitability. We continue to invest in sales and marketing while implementing cost containment measures where appropriate. To shore up our balance sheet and provide additional working capital, we are actively engaged in an effort to raise additional capital, while holding firm on the level of debt that mostly arose from legacy operations."

In closing, Dr. Powers added, "We are uniquely positioned to take advantage of the projected 27% annual growth in the Web conferencing industry and specifically, the higher growth software purchase segment of the Web conferencing market with a 39% CAGR. We take pride in our ability to win Fortune 1000 customers often from larger competitors by exploiting our competitive advantages. As one of the only Web conferencing providers with a robust feature set that permits customers to purchase licenses for an easy-to-install, behind-the-firewall solution, we are confident in our future prospects."

A listen-only simulcast and 30-day replay of iLinc Communications' fiscal 2005 fourth quarter and year-end conference call will be available online through the Company's Web site at www.iLinc.com beginning at 11:00 a.m. Eastern time today.

ILC Announces Fourth Quarter and Year-End Results
Page 3
July 1, 2005


ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of conferencing products and services for highly secure and cost-effective collaborative online meetings, presentations, and training sessions. The Company provides integrated Web conferencing and audio conferencing. iLinc is one of the only carrier-class providers that offers a license purchase model that permits either a customer hosted behind-the-firewall installation (purchase model) or one that can be purchased and hosted by iLinc. Our products and services include the iLinc Suite of Web conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc) as well as traditional audio conferencing services (iLinc On-Demand, Operator Assisted Conferencing; and EventPlus). iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support departments. More information about the Phoenix-based company may be found on the Web at www.iLinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDING LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, iLinc On-Demand, and their respective logo are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.


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ILC Announces Fourth Quarter and Year-End Results
Page 4
July 1, 2005

                                 ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                          UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                           MARCH 31,                     MARCH 31,
                                                   --------------------------    --------------------------
                                                      2005           2004           2005           2004
                                                   -----------    -----------    -----------    -----------
Revenues:
   License                                         $       931    $       483    $     3,274    $     2,240
   Software and audio services                           1,591            392          5,052          1,195
   Maintenance and professional services                   574            716          2,043          2,471
                                                   -----------    -----------    -----------    -----------
       Total revenues                                    3,096          1,591         10,369          5,906

 Cost of revenues:
   License                                                   8             96            154            219
   Software and audio services                           1,083            152          3,799            526
   Maintenance and professional services                   193            397            792          1,248
   Amortization of acquired developed technology           126             60            451            233
                                                   -----------    -----------    -----------    -----------
       Total cost of revenues                            1,410            705          5,196          2,226
                                                   -----------    -----------    -----------    -----------

Gross profit                                             1,686            886          5,173          3,680
                                                   -----------    -----------    -----------    -----------

Operating expenses:
   Research and development                                386            280          1,545          1,034
   Sales and marketing                                     904            752          4,078          2,202
   General and administrative                              803            603          2,924          1,831
                                                   -----------    -----------    -----------    -----------
       Total operating expenses                          2,093          1,635          8,547          5,067

Loss from operations                                      (407)          (749)        (3,374)        (1,387)

   Interest expense                                       (420)          (309)        (1,934)        (1,233)
   Interest income                                           3              4             31             21
   Other expense                                            (5)           (40)            (4)           (43)
   Gain on debt settlement                                  47             --             82            349
                                                   -----------    -----------    -----------    -----------
Loss from continuing operations                           (782)        (1,094)        (5,199)        (2,293)
   before income taxes
 Net income (loss) from discontinued operations           (143)           (14)          (128)           275
                                                   -----------    -----------    -----------    -----------

 Net loss                                          $      (925)   $    (1,108)   $    (5,327)   $    (2,018)
 Preferred stock dividends                                 (24)           (30)          (105)           (75)
 Imputed preferred stock dividends                          --             --             --           (247)
                                                   -----------    -----------    -----------    -----------
 Loss available to common shareholders             $      (949)   $    (1,138)   $    (5,432)   $    (2,340)
                                                   ===========    ===========    ===========    ===========
 Loss per common share, basic and diluted
   From continuing operations                      $     (0.03)   $     (0.06)   $     (0.23)   $     (0.16)
   From discontinued operations                          (0.01)            --             --           0.02
                                                   -----------    -----------    -----------    -----------
   Net loss per common share                       $     (0.04)   $     (0.06)   $     (0.23)   $     (0.14)
                                                   ===========    ===========    ===========    ===========

Number of shares used in calculation of
    loss per share, basic and diluted                   24,145         17,667         23,179         16,743
                                                   ===========    ===========    ===========    ===========


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ILC Announces Fourth Quarter and Year-End Results
Page 5
July 1, 2005


                              ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                MARCH 31,    MARCH 31,
                                                                                  2005         2004
                                                                                ---------    ---------
                                         ASSETS                                (UNAUDITED)

Current assets:
   Cash and cash equivalents                                                    $     532    $     292
   Accounts receivable, net                                                         1,949        1,097
   Note receivable                                                                     25           25
                                                                                ---------    ---------
Prepaid and other current assets                                                       69          108
       Total current assets                                                         2,575        1,522

Property and equipment, net                                                         1,221          310
Goodwill                                                                           10,797        9,190
Intangible assets, net                                                              2,504        1,061
Note receivable                                                                        --           25
Other assets                                                                           18           51
Assets of discontinued operations                                                     114          301
                                                                                ---------    ---------
       Total assets                                                             $  17,229    $  12,460
                                                                                =========    =========
                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt                                            $     885    $     961
   Accounts payable and accrued liabilities                                         4,731        2,301
   Current portion of capital lease liabilities                                       196          289
   Deferred revenue                                                                 1,014        1,084
                                                                                ---------    ---------
       Total current liabilities                                                    6,826        4,635

Long-term debt                                                                      6,702        4,444
Leases payable                                                                         31           15
                                                                                ---------    ---------
       Total liabilities                                                           13,559        9,094
                                                                                ---------    ---------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value 10,000,000 shares authorized,
      127,500 and 150,000 shares issued and outstanding, liquidation
      preference of $1,275,000 and $1,500,000, respectively                            --           --
   Common stock, $.001 par value, 100,000,000 shares authorized,
     25,577,287 and 19,257,304 issued, respectively                                    26           19
   Additional paid-in capital                                                      42,175       36,395
   Accumulated deficit                                                            (37,123)     (31,640)
   Less:  Treasury stock, 1,432,412 shares                                         (1,408)      (1,408)
                                                                                ---------    ---------
       Total shareholders' equity                                                   3,670        3,366
                                                                                ---------    ---------
       Total liabilities and shareholders' equity                               $  17,229    $  12,460
                                                                                =========    =========

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